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                                                                   EXHIBIT 99.2

                                   CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                 We hereby consent to {i) the inclusion of our opinion letter, dated September 11, 1997, to the Board of Directors of Savannah Foods & Industries (the ACompany@) as Annex B to the Joint Proxy Statement/Prospectus of the Company and Imperial Holly Corporation relating to the merger of IHK Merger Sub Corporation with and into the Company, and (ii) all references to DLJ in the sections captioned ASummary C Savannah Foods' Financial Advisors@ and ADescription of Merger@ in the Joint Proxy Statement/Prospectus of the Company and Imperial Holly Corporation which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are Aexperts@ for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                        By:_______________________________

New York, New York
November 12, 1997